Exhibit 10.37
PURCHASE AND SALE AGREEMENT
[501 Airtech Parkway, Plainfield, Indiana]
ARTICLE 1: PROPERTY/PURCHASE PRICE
     1.1 Certain Basic Terms.

(a)	Purchaser and Notice Address:

501 Airtech Parkway, LLC
An Indiana limited liability company
7635 Interactive Way, Suite 200
Indianapolis, Indiana 46278
Attn: Legal Department
Telephone: 317.707.2520
Facsimile: 317.707.2514

	With a copy to:	Brightpoint, Inc.
an Indiana corporation
7635 Interactive Way, Suite 200
Indianapolis, Indiana 46278
Attn: Legal Department
Telephone: 317.707.2520
Facsimile: 317.707.2514

(b)	Seller and Notice Address:

KPJV 501 AIRTECH PARKWAY LP,
a Delaware limited partnership
Attn: Jason Wong
4545 Airport Way
Denver, Colorado 80239
Telephone: 303/567-5675
Facsimile: 303/567-5602
Email: jwong@prologis.com

	With a copy to:	ProLogis
Attn: Tim Peters
4545 Airport Way
Denver, Colorado 80239
Telephone: 303/567-5186
Facsimile: 303/567-5761
Email: tpeters@prologis.com

With a copy to:	Seyfarth Shaw LLP
Attn: Ronald S. Gart, Esquire
975 F Street NW
Washington DC 20004
Telephone: 202-828-5320
Facsimile: 202-828-5393
E-mail: rgart@seyfarth.com

With a copy to:	PNC Realty Investors, Inc.
Attn: Kenneth M. Marty, Jr.
1601 K Street, NW, Suite 1100
Washington, DC 20006
Telephone: 202.496.4742
Facsimile: 202.496.4743
Email: kenzie.marty@pnc.com
     (c) Effective Date: October 16, 2009
     (d) Purchase Price: $31,000,000.00.
     (e) Earnest Money: $1,000,000.00, including interest thereon.
     (f) Due Diligence Period: The period ending October 13, 2009.
     (g) Closing Date: As agreed between Seller and Purchaser, but no earlier than 2 business days following Seller’s investment committee approval and no later than 5 business days following Seller’s investment committee approval, and in any event not later than October 23, 2009.

(h)	Title Company:	Fidelity National Title Insurance Company

Attn: Shirley Fox
8450 East Crescent Parkway, Suite 410
Greenwood Village, CO 80111
Telephone: 720/200-1245
Facsimile: 303/292-3752
Email: shirley.fox@fnf.com
     (i) Escrow Agent: Same as Paragraph 1.1(h).
     (j) Broker: Colliers Turley Martin Tucker, as Seller’s Broker and Jones Lang LaSalle, as Purchaser’s Broker.
     1.2 Property. Subject to the terms of this Purchase and Sale Agreement (the “Agreement”), Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (the “Property”):

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     (a) The real property described in Exhibit A (the “Real Property”), together with the buildings and improvements thereon (the “Improvements”), and all appurtenances of the above-described real property, including easements or rights-of-way relating thereto, and, without warranty, all right, title, and interest, if any, of Seller in and to the land lying within any street or roadway adjoining the real property described above or any vacated or hereafter vacated street or alley adjoining said real property.
     (b) All of Seller’s right, title and interest, in and to all fixtures, furniture, equipment, and other tangible personal property, if any, owned by Seller (the “Personal Property”) presently located on the Real Property, but specifically excluding any items of personal property owned by the tenant.
     (c) All of Seller’s interest, as landlord, in the Lease between Airtech Parkway Associates, LLC (predecessor in interest to Seller) and Brightpoint North America, Inc. dated September 18, 1998, as amended by that certain First Amendment to Lease between First Point Associates, LLC (predecessor to Seller) and Brightpoint North America L.P. dated September 28, 2001, (collectively, the “Lease,” being the sole lease of the Improvements, which definition shall include the Lease Guaranty made by Brightpoint, Inc. dated September 18, 1998.
     (d) All of Seller’s right, title and interest, if any, in and to all of the following items, to the extent assignable and without warranty (the “Intangible Personal Property”): (A) licenses, and permits relating to the operation of the Property, (B) the right to use the name of the property (if any) in connection with the Property, but specifically excluding any trademarks, service marks and trade names of Seller and with reservation by Seller to use such name in connection with other property owned by Seller in the vicinity of the Property, and (C) if still in effect, guaranties and warranties received by Seller from any contractor, manufacturer or other person in connection with the construction or operation of the Property.
     1.3 Earnest Money. The Earnest Money, in immediately available federal funds, evidencing Purchaser’s good faith to perform Purchaser’s obligations under this Agreement, shall be deposited by Purchaser with the Escrow Agent on the Effective Date. In the event that Purchaser fails to timely deposit the Earnest Money with the Escrow Agent, this Agreement shall be of no force and effect. The Escrow Agent shall pay the Earnest Money to Seller at and upon the Closing, or otherwise, to the party entitled to receive the Earnest Money in accordance with Section 2.6 or Article 9 below.
     1.4 Independent Contract Consideration. At the same time as the deposit of the Earnest Money to the Escrow Agent, Purchaser shall deliver to Seller in cash the sum of $100.00 (the “Independent Contract Consideration”) which amount has been bargained for and agreed to as consideration for Purchaser’s exclusive option to purchase the Property and the Due Diligence Period provided herein, and for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events.
ARTICLE 2: INSPECTIONS
     2.1 Property Information. Prior to the date hereof, Seller shall have provided copies to Purchaser, to the extent in Seller’s possession, of the following (“Property Information”):

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     (a) a list and copies of any service or maintenance agreements relating to the Property (“Service Contracts”);
     (b) the most current land title survey of the Property;
     (c) any environmental, architectural and engineering reports prepared for Seller in connection with Seller’s purchase, ownership or management of the Property; and
     (d) a copy of the certificate of occupancy or other documents indicating compliance with applicable governmental requirements.
     EXCEPT AS SPECIFICALLY PROVIDED FOR IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED AND DELIVERED BY SELLER TO PURCHASER AT THE CLOSING, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER MAKES NO REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED, ORAL OR WRITTEN) AND PROVIDES NO ASSURANCES REGARDING (A) THE ACCURACY, COMPLETENESS, OR RELIABILITY OF THE PROPERTY INFORMATION, AND (B) WHETHER THE PROPERTY INFORMATION CONSTITUTE ALL OF THE DOCUMENTS, AGREEMENTS, AND OTHER INFORMATION IN THE POSSESSION OF SELLER RELATING TO THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT ITS DECISION TO PURCHASE THE PROPERTY SHALL BE BASED ON THE REPRESENTATIONS OR WARRANTIES SPECIFICALLY PROVIDED FOR IN THIS AGREEMENT OR IN THE DOCUMENTS EXECUTED AND DELIVERED BY SELLER TO PURCHASE AT THE CLOSING AND ITS INDEPENDENT INSPECTION OF THE PROPERTY, AND ITS REVIEW OF ANY PROPERTY INFORMATION.
     2.2 Intentionally Omitted.
     2.3 Confidentiality. Subject to the provisions of Section 10.2., the Property Information and all other information, other than matters of public record, furnished to, or obtained through inspection of the Property by, Purchaser, its affiliates, lenders, employees or agents relating to the Property, will be treated by Purchaser, its affiliates, lenders, employees and agents as confidential, and will not be disclosed to anyone other than on a need-to-know basis to Purchaser’s consultants who agree to maintain the confidentiality of such information, and will be returned to Seller by Purchaser if the Closing does not occur.
     2.4 Inspections in General. Before any inspection of the Property by Purchaser, Purchaser shall satisfy Seller with insurance coverage for the inspection activities taken thereon and potential liability in connection therewith and naming Seller as an additional insured and with an insurer and insurance limits and coverage reasonably satisfactory to Seller. Any such inspection of the Property shall be after at least 24 hours prior notice to Seller or Seller’s agent which notice shall include the scope of the inspection or test proposed, and Seller or Seller’s agent shall have the right to accompany Purchaser during any inspection or testing activities performed by Purchaser on the Property. At Seller’s request, Purchaser shall provide Seller with a copy of the results of any tests and inspections made by Purchaser, excluding only market and economic feasibility studies. No inspection shall disturb the Property or be invasive. PURCHASER SHALL DEFEND, INDEMNIFY SELLER AND HOLD SELLER,

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SELLER’S PARTNERS, INVESTORS, TRUSTS, TRUSTEES, PLAN PARTICIPANTS, TENANTS, CONTRACTORS AND THEIR EMPLOYEES, OFFICERS AND AGENTS (COLLECTIVELY, THE “SELLER INDEMNITEES”), AND THE PROPERTY HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, COSTS, DAMAGES (BUT EXCLUDING CONSEQUENTIAL DAMAGES), CLAIMS, OR LIABILITIES, ARISING OUT OF OR IN CONNECTION WITH PURCHASER’S INSPECTION OF THE PROPERTY AS ALLOWED HEREIN, INCLUDING BUT NOT LIMITED TO, CLAIMS BY TENANT, MECHANIC’S AND MATERIALMEN’S LIENS AND THE REASONABLE ATTORNEY’S FEES OF THE SELLER INDEMNITEES RELATING TO DEFENDING AGAINST SUCH LOSSES, COSTS, DAMAGES, CLAIMS OR LIABILITIES.
     2.5 Environmental Inspections and Release. The inspections under Paragraph 2.4 may include a non-invasive Phase I environmental inspection of the Property (the “Phase I”), but no Phase II environmental inspection or other invasive inspection or sampling of soils or materials, including without limitation construction materials, either as part of the Phase I inspection or any other inspection, shall be performed without the prior written consent of Seller, which consent may be withheld in its sole and absolute discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller’s review and approval. Purchaser shall deliver to Seller copies of the Phase I and any Phase II or other environmental report to which Seller consents as provided above.
     PURCHASER, FOR ITSELF AND ANY ENTITY AFFILIATED WITH PURCHASER, WAIVES AND RELEASES SELLER AND ITS PARTNERS, INVESTORS, TRUSTS, TRUSTEES, PLAN PARTICIPANTS, DIRECTORS AND SHAREHOLDERS AND THEIR EMPLOYEES, AGENTS AND OFFICERS FROM AND AGAINST ANY CLAIMS, DEMANDS, PENALTIES, FINES, LIABILITIES, SETTLEMENTS, DAMAGES, COSTS OR EXPENSES OF WHATEVER KIND OR NATURE, KNOWN OR UNKNOWN, EXISTING AND FUTURE, CONTINGENT OR OTHERWISE (INCLUDING ANY ACTION OR PROCEEDING, BROUGHT OR THREATENED, OR ORDERED BY ANY APPROPRIATE GOVERNMENTAL ENTITY) MADE, INCURRED, OR SUFFERED BY PURCHASER OR ANY ENTITY AFFILIATED WITH PURCHASER RELATING TO THE PRESENCE, MISUSE, USE, DISPOSAL, RELEASE OR THREATENED RELEASE OF ANY HAZARDOUS OR TOXIC MATERIALS, CHEMICALS OR WASTES AT THE PROPERTY AND ANY LIABILITY OR CLAIM RELATED TO THE PROPERTY ARISING UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OF 1980, THE SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986, THE RESOURCE CONSERVATION AND RECOVERY ACT, AND THE TOXIC SUBSTANCE CONTROL ACT, ALL AS AMENDED, OR ANY OTHER CAUSE OF ACTION BASED ON ANY OTHER STATE, LOCAL, OR FEDERAL ENVIRONMENTAL LAW, RULE OR REGULATION, PROVIDED HOWEVER, THE FOREGOING RELEASE SHALL NOT OPERATE TO RELEASE ANY CLAIM BY PURCHASER AGAINST ANY PERSON OR ENTITY OTHER THAN DESCRIBED ABOVE IN THIS PARAGRAPH. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE INDEFINITELY ANY CLOSING OR

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TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE CLOSING DOCUMENTS.

Seller’s initials	Purchaser’s Initials:

     2.6 Termination During Due Diligence Period. Prior to the date hereof, Purchaser acknowledges that it has had the opportunity to conduct all due diligence desired by Purchaser. Upon execution hereof, Purchaser further acknowledges and agrees that it shall have no right to terminate this Agreement based upon its due diligence investigations. The Earnest Money shall be non-refundable to Purchaser except in the event of Purchaser’s termination of this Agreement under Section 4.4, Purchaser’s termination of this Agreement under Article 7, Seller’s default under Section 8.2 or Seller’s termination of this Agreement pursuant to Section 10.18. Upon such termination, return of the Property Information to Seller, and upon delivery to Seller of a certified statement that all work which could give rise to a claim against the Property has been paid in full, and provided Purchaser is not in default hereunder, Seller shall authorize the Escrow Agent to refund the Earnest Money to Purchaser, and neither party shall have any further rights or liabilities hereunder except for those provisions which survive the termination of this Agreement, the fulfillment of which obligations (including indemnifications) by Purchaser shall be guaranteed by Brightpoint North America, LP. Return of the Property Information and repair of any damage to the Property caused by Purchaser, its agents, contractors or employees shall be a condition precedent to the return of the Earnest Money pursuant to any provision of this Agreement providing for a return of the Earnest Money.
     2.7 Purchaser’s Reliance on its Investigations. Except as specifically provided for in this Agreement or in the documents executed and delivered by Seller to Purchaser at the Closing, Purchaser acknowledges and agrees that the Property is being sold by Seller in its “AS IS, WHERE IS, WITH ALL FAULTS” condition without any representation or warranty, either express or implied, oral or written, about the condition of the Property. PURCHASER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED HEREIN, (I) IT OR AN AFFILIATE HAS BEEN THE SOLE TENANT OF THE PROPERTY SINCE 1999, (II) IT HAS KNOWLEDGE OF THE CONDITION OF THE PROPERTY, AND (III) IT IS NOT RELYING UPON ANY REPRESENTATION, STATEMENT OR OTHER ASSERTION WITH RESPECT TO THE CONDITION OF THE PROPERTY, BUT IS RELYING UPON THE EXAMINATION OF THE PROPERTY AND ITS KNOWLEDGE. PURCHASER TAKES THE PROPERTY UNDER THE EXPRESS UNDERSTANDING THAT, EXCEPT AS EXPRESSLY PROVIDED HEREIN, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES (EXCEPT FOR LIMITED WARRANTIES OF TITLE SET FORTH IN THE DEED TO BE DELIVERED AT CLOSING).
     THE PROVISIONS OF THIS PARAGRAPH 2.7 SHALL SURVIVE INDEFINITELY ANY CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE CLOSING DOCUMENTS.

Seller’s initials	Purchaser’s Initials:

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     2.8 Property Management Agreement. As of the Closing Date, Seller shall terminate the property management agreement in effect with respect to the Property if such an agreement is in effect.
ARTICLE 3: TITLE AND SURVEY REVIEW
     3.1 Delivery of Title Report. As of the date hereof, Seller has provided Purchaser with a copy of a title commitment bearing an effective date of October 4, 2009 with order number 000424842 issued by Chicago Title Insurance Company (“CTIC”) together with copies of the exceptions referenced therein (the “Title Report”). Purchaser, at its option and expense, may obtain a survey (the “Survey”) of the Property.
     3.2 Title Review and Cure. Purchaser has approved all matters disclosed in the Title Report (other than the satisfaction of those items described in Schedule B at items A through D which the parties shall respectively fulfill, Schedule B at items E(1), (4) and (5) which may be removed by delivery of an Owner’s Affidavit (in the form attached hereto as Exhibit D) and F(9), (10), and (11)) and any matters that would have been disclosed by an accurate survey of the Property, except for the matters described in the succeeding sentence. Seller shall have no obligation to cure any title objections except (i) items identified in Schedule B, items F(9), (10) and (11) or any other financings created by Seller, and/or (ii) mechanics’ liens created under contracts with Seller, which liens Seller shall cause to be released at the Closing, provided that Seller shall have no obligation to release any mechanics’ liens created under contracts with the tenant of the Property or other encumbrances caused or suffered by the tenant of the Property, and (iii) new matters not shown on the Title Report caused or suffered by Seller. Those items approved by Purchaser or deemed approved by Purchaser are hereinafter referred to as the “Permitted Exceptions.”
ARTICLE 4: OPERATIONS AND RISK OF LOSS
     4.1 Ongoing Operations. During the pendency of this Agreement, Seller shall carry on its business and activities relating to the Property substantially in the same manner as it did before the Effective Date, it being understood that the tenant under the Lease is obligated to maintain the Property pursuant to the Lease.
     4.2 Intentionally Omitted.
     4.3 New Contracts. During the pendency of this Agreement, Seller will not enter into any contract that will be an obligation affecting the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause on 30-days’ notice, without the prior consent of the Purchaser, which shall not be unreasonably withheld or delayed.
     4.4 Damage or Condemnation. Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened before the Closing, and risk of loss to the Property due to fire, flood or any other cause before the Closing, shall remain with Seller. If before the Closing the Property or any portion thereof shall be materially damaged, or if the Property or any material portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative

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or otherwise, with respect to the taking by eminent domain or condemnation, then Purchaser may terminate this Agreement by written notice to Seller given within 5 days after Purchaser learns of the damage or taking, in which event the Earnest Money shall be returned to Purchaser. If the Closing Date is within the aforesaid 5-day period, then Closing shall be extended to the next business day following the end of said 5-day period. If no such election is made, and in any event if the damage is not material, this Agreement shall remain in full force and effect and the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Closing of this purchase, Seller shall assign, transfer and set over to Purchaser all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Purchaser any insurance proceeds that may thereafter be made for such damage or destruction and credit to Purchaser at Closing any deductible or retention amount under the Landlord’s policy of insurance. For the purposes of this paragraph, the phrases “material damage” and “materially damaged” means damage reasonably exceeding 35 percent of the Purchase Price to repair and the term “material portion” for the purposes of eminent domain shall mean any part of the building or so much of the parking area as would cause the Property to be out of compliance as to applicable zoning laws.
ARTICLE 5: CLOSING
     5.1 Closing. The consummation of the transaction contemplated herein (“Closing”) shall occur by 11:00 a.m. Denver, Colorado time on the Closing Date at the offices of the Escrow Agent, which may be accomplished by mail or internationally recognized overnight courier.
     5.2 Closing Condition. As of the Closing Date, if there exists a pending or threatened action, suit or proceeding with respect to the Seller, as a defendant, before or by any court or administrative agency which seeks to restrain or prohibit the transaction contemplated by this Agreement, or to obtain damages against Seller as a result of the consummation of the transaction contemplated hereby, then either party may terminate this Agreement whereupon the Earnest Money shall be returned to Purchaser, provided however, that if such suit or proceeding involves claims by a third party to acquire all or part of the Property based on the acts of Seller during the period of its exclusivity obligations set forth in Section 10.19 or the Letter of Intent (as later defined) then Purchaser, at its option, may treat such suit as a default by Seller entitling Purchaser to its remedies pursuant to Section 8.2.
     5.3 Seller’s Deliveries in Escrow. On or before the Closing Date, Seller shall deliver in escrow to the Escrow Agent the following:
     (a) Deed. A special or limited warranty deed (warranting title for acts by, through or under Seller) (the “Deed”) in the form provided as Exhibit B attached hereto, or otherwise in conformity with the custom in such jurisdiction and satisfactory to Seller, executed and acknowledged by Seller, conveying to Purchaser Seller’s title to the Property, subject only to: all zoning and building laws, ordinances, maps, resolutions, and regulations of all governmental authorities having jurisdiction which affect the Property and the use and improvement thereof; the Lease; all matters of record, including all Permitted Exceptions; any state of facts which an accurate survey made of the Property at the time of Closing would show; and any state of facts which a personal inspection of the Property made at the time of Closing would disclose. Any

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discrepancy between the description of the Property in the deed from Seller’s immediate grantor and in the Deed shall be quitclaimed by Seller;
     (b) Assignment of Lease and Bill of Sale. An Assignment of Lease and Bill of Sale in the form of Exhibit C attached hereto, executed by Seller;
     (c) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;
     (d) FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller;
     (e) Owner’s Affidavit. An affidavit of the owner substantially in the form of Exhibit D attached hereto (or as may be mutually acceptable to Title Company and Seller), executed by Seller;
     (f) Settlement Statement. Two (2) business days prior to Closing, Escrow Agent shall prepare a settlement statement (the “Settlement Statement”) for approval by Seller and Purchaser prior to the Closing Date, subject to adjustment as of the Closing Date, which when finalized shall be executed by Seller;
     (g) Financing Document Releases. Releases of any mortgage, collateral assignment or UCC documents encumbering any part of the Property caused or suffered by Seller;
     (h) Sales Disclosure Statement. A Sales Disclosure Form;
     (i) Statement of Non-Responsibility. A statement from the property manager for Seller that it will look solely to Seller and not Purchaser for the payment of any fees under its agreement that include the Property; and
     (j) Additional Documents. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement, including those specifically identified in the Title Report.
     5.4 Purchaser’s Deliveries in Escrow. On or before the Closing Date, Purchaser shall deliver in escrow to the Escrow Agent the following:
     (a) Purchase Price. The Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations and/or credits, deposited by Purchaser with the Escrow Agent in immediate, same day federal funds wired for credit into the Escrow Agent’s escrow account. The initial closing step within the escrow shall be for the Title Company to deliver the Purchase Price to Seller;
     (b) Assignment of Lease and Bill of Sale. An Assignment of Lease and Bill of Sale in form of Exhibit C attached hereto, executed by Purchaser;
     (c) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

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     (d) Settlement Statement. A Settlement Statement, executed by Purchaser; and
     (e) Additional Documents. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement, including those specifically identified in the Title Report.
     5.5 Closing Statements/Escrow Fees. At the Closing, Seller and Purchaser shall deposit with the Escrow Agent executed closing statements consistent with this Agreement in the form required by the Escrow Agent.
     5.6 Title Policy. The Title Policy shall be delivered at Closing as provided in Paragraph 3.3.
     5.7 Possession. Seller shall deliver possession of the Property to Purchaser at the Closing, subject to the rights of the tenant.
     5.8 Intentionally omitted.
     5.9 Closing Costs. At Closing, Purchaser shall pay the cost of any title examination and the premium for the Title Policy, the cost of any survey obtained by Purchaser, costs relating to Purchaser’s financing, if any, escrow fees and all costs of recording other than costs of recording instruments to release any Seller financings or mechanics’ liens or to cure other title matters Seller has elected to cure. Seller shall pay any transfer taxes imposed in connection with this transaction. Each party shall pay its own attorneys’ fees.
     5.10 Close of Escrow. Upon satisfaction or completion of the foregoing conditions and deliveries, the parties shall direct the Escrow Agent to immediately record and deliver the documents described above to the appropriate parties and make disbursements according to the Settlement Statement.
ARTICLE 6: PRORATIONS
     6.1 Prorations. All collected rent (excluding tenant reimbursements for operating expenses) under the Lease on the Closing Date shall be prorated as of the Closing, with the Closing Date being the Purchaser’s. Seller shall be charged with any rent and other income collected by Seller before Closing, but applicable to any period of time after Closing and such amount shall be credited to the Purchaser at Closing. Any due but unpaid rent (including tenant reimbursements for operating expenses) shall be paid by Purchaser to Seller at Closing and shall be in addition to the Purchase Price. There shall be no proration of real estate taxes, insurance, utilities, common area maintenance and other operating costs and expenses at Closing. All rent and other income prorations shall be final. If Seller receives a property tax refund after Closing, that it is not otherwise obligated to remit to the tenant under the Lease (in which event it shall remit such tax refund to the tenant and notify Purchaser of such remittance), then the same shall be promptly delivered to Purchaser.
     6.2 Tenant Deposits. The sum of Two Hundred Fifty Thousand Dollars ($250,000.00) which represents the security deposit of tenant under the Lease (“Security Deposit”) together with the interest accruing thereon as of October 1, 2009 at a per diem of

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$41.10 shall be credited to the Purchaser at Closing. As of the Closing, Purchaser shall assume Seller’s obligations related to the Security Deposit. Purchaser will indemnify, defend, and hold Seller harmless from and against all demands and claims made by the tenant arising out of the transfer or disposition of the Security Deposit and will reimburse Seller and its partners, trusts, trustees, plan participants, investors, and shareholders and their officers, agents and employees for all attorneys’ fees incurred or that may be incurred as a result of any such claims or demands made by such tenant as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by Seller as a result of any such claims or demands by the tenant.
     6.3 Intentionally Omitted.
     6.4 Sale Commissions. Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction other than Broker. If this transaction is closed, Seller shall pay the Seller’s Broker and Purchaser shall pay the Purchaser’s Broker each in accordance with their separate agreement. Each Broker is an independent contractor and is not authorized to make any agreement or representation on behalf of either party. EXCEPT AS EXPRESSLY SET FORTH ABOVE, IF ANY CLAIM IS MADE FOR BROKER’S OR FINDER’S FEES OR COMMISSIONS IN CONNECTION WITH THE NEGOTIATION, EXECUTION OR CONSUMMATION OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SELLER SHALL INDEMNIFY PURCHASER AND HOLD IT HARMLESS FROM CLAIMS AGAINST PURCHASER BY SELLER’S BROKER OR ANYONE CLAIMING BY, THROUGH OR UNDER SELLER OR SELLER’S BROKER AND PURCHASER SHALL INDEMNIFY SELLER AND HOLD IT HARMLESS FROM CLAIMS AGAINST SELLER BY PURCHASER’S BROKER OR ANYONE CLAIMING BY, THROUGH OR UNDER PURCHASER’S BROKER, AND THE OBLIGATION OF PURCHASER HEREUNDER SHALL BE GUARANTEED BY BRIGHTPOINT NORTH AMERICA, LP.
     The provisions of this Article 6 shall survive indefinitely any Closing and shall not be merged into the Closing documents.
ARTICLE 7: REPRESENTATIONS AND WARRANTIES
     7.1 Seller’s Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser that:
     (a) Organization and Authority. Seller has been duly organized and is validly existing as a limited partnership, in good standing in the State of Delaware and is qualified to do business in the state in which the Property is located. Subject to Section 10.18 below, Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. Subject to Section 10.18 below, this Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitutes, or

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will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.
     (b) Service Contracts. Seller is not a party to any service contracts affecting the Property.
     (c) Conflicts and Pending Action. There is no agreement to which Seller is a party or to Seller’s knowledge binding on Seller which is in conflict with this Agreement. There is no action or proceeding pending or, to Seller’s knowledge, threatened against Seller or the Property, including condemnation proceedings, which challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement.
     (d) Compliance with Law. Seller is not in actual receipt of any written notice, addressed specifically to Seller and sent by any governmental authority or agency having jurisdiction over the Property, that the Property or its use is in material violation of any law, ordinance, court order, or regulation (“Applicable Law”).
     (e) ERISA. Seller does not hold assets that constitute “plan assets” under Department of Labor Regulation 29 CFR §2510.3-101 and the Property does not constitute an “plan assets” under such Regulation.
     (f) OFAC. Seller is not a person or entity described by Section 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 25, 2001), and to Seller’s knowledge does not engage in any dealings or transactions, and is not otherwise associated, with any of those persons or entities.
     (g) IRPTL. Based on a representation by the tenant under the Lease as set forth in Section 7.2(e) hereof, and to Seller’s knowledge, the Property is not a “property” within the meaning of IC 13-11-2-174
     “Seller’s knowledge,” as used in this Agreement means the current actual knowledge of Elizabeth Kauchak of Seller’s property manager, without any duty of inquiry or investigation and without personal liability whatsoever. References to Seller in this Section 7.1 that are not knowledge based are not intended to be limited to Elizabeth Kauchak and refer instead to the Seller entity.
     Seller’s representations and warranties relating to items (b), (c), (d) and (f) (“Property Representations”) are qualified by any knowledge obtained by Purchaser after the Effective Date. Seller may further qualify the Property Representations by notice, specifying with reasonable particularity the facts and circumstances known to Seller that make the applicable Property Representation false, misleading or inaccurate, delivered to Purchaser before the Closing Date. If Seller delivers a Property Representation notice within less than 3 business days before the Closing, then the Purchaser may by notice to Seller extend the Closing Date to that day which is 3 business days after the date of receipt of the Property Representation notice. If any Property Representation notice delivered after the Effective Date reflects a material adverse change in the matter covered by the applicable Property Representation, then Purchaser, as its sole remedy,

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may terminate this Agreement within 3 business days after receipt of such notice and receive a refund of the Earnest Money or may waive such matter and proceed to Closing.
     Notwithstanding anything to the contrary contained herein, after the Closing: (a) the maximum aggregate liability of Seller, and the maximum aggregate amount that may be awarded to and collected by Purchaser (including, without limitation, for any breach of any representation, warranty, and/or covenant by Seller) under this Agreement or any documents executed and delivered pursuant hereto or in connection herewith shall under no circumstances whatsoever exceed One Million Dollars ($1,000,000); and (b) no claim by Purchaser alleging a breach by Seller of any representation, warranty, and/or covenant of Seller contained herein or in any other documents executed and delivered pursuant hereto or in connection herewith may be made, and Seller shall not be liable for any judgment in any action based on any such claim, unless and until such claim, either alone or together with any other claims by Purchaser alleging a breach by Seller of any such representation, warranty, and/or covenant is for an aggregate amount in excess of Fifty Thousand Dollars ($50,000) (“Floor Amount”), in which event Seller’s liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the limitation set forth in clause (a) above; provided, however, that if any such final judgment is for an amount that is less than or equal to the Floor Amount, then Seller shall have no liability with respect thereto.
     7.2 Purchaser’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:
     (a) Organization and Authority. Purchaser has been duly organized and is validly existing as a limited liability company, in good standing in the State of Indiana and is qualified to do business in the state in which the Property is located. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.
     (b) Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.
     (c) ERISA. Purchaser is not a party in interest as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the rules and regulations promulgated thereunder, or a disqualified person, as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the AFL-CIO Building Investment Trust (the “Trust”) or the plans participating in the AFL-CIO Building Investment Trust (the “Participating Plans”), a list of which is attached hereto as Exhibit E; Purchaser is not an employee benefit plan as defined in Section 3(3) of ERISA, a plan as defined in Section 4975(e)(1) of the Code, nor an entity the assets of which are deemed to include plan

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assets pursuant to Department of Labor regulation Section 2510.3-101; the funds used by Purchaser to purchase the Property do not constitute in full or in part “plan assets” subject to ERISA (as defined in 29 C.F.R. § 2510.3-101) and, any funding by PNC Financial Services Group, Inc. (“PNC”) or any affiliate of PNC of the purchase price under this Agreement through a loan to Purchaser would be solely as a participating lender under an existing line of credit over which PNC has no discretionary authority and under which it is solely at the discretion of the Purchaser whether any funds would be requested, withdrawn and/or used to apply to such Purchase Price.
     (d) OFAC. Purchaser is not a person or entity described by Section 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 25, 2001), and to Purchaser’s knowledge does not engage in any dealings or transactions, and is not otherwise associated, with any of those persons or entities.
     (e) Underground Storage Tanks. The tenant under the Lease represents and warrants to Seller that it has not installed any underground storage tanks on, under or in the Real Property.
     7.3 Survival. The representations and warranties of the parties contained in this Agreement as well as the indemnities and the Seller’s obligation to remit tax refunds set forth in Section 6.1 hereof, are intended to and shall survive the termination of this Agreement or the Closing for a period of nine (9) months (“Survival Period”), except that representations in Sections 7.2(c) and (d) shall survive for the full period until the running of the statute of limitations thereon. An aggrieved party shall provide the other party with written notice (a “Notice of Breach”) of any alleged breach or failure of any representation or warranty or claim for indemnity and specifying the nature thereof. An aggrieved party shall commence any action, suit, or proceeding with respect to any breach or failure that is the subject of the Notice of Breach or provide a notice of claim for indemnity under Section 10.14, if at all, on or before the expiration of the Survival Period. Each party acknowledges and agrees that the resolution of such indemnity claim, action, suit, or proceeding may not occur until after the expiration of the Survival Period and the Survival Period shall be deemed to be tolled with respect to (and only with respect to) any alleged breach or failure of a representation or warranty or a claim for indemnity of which it receives a Notice of Breach before the expiration of the Survival Period, provided the aggrieved party files an action, suit or proceeding with respect to a breach or makes an indemnity claim prior to the expiration of the Survival Period. KPJV LLP, an affiliate of the Seller shall be responsible, jointly and severally with Seller, for the obligations of Seller under this Agreement which survive the Closing and KPJV LLP agrees to maintain a net worth of at least One Million Dollars ($1,000,000.00) until the end of the Survival Period.
ARTICLE 8: DEFAULT AND DAMAGES
     8.1 Default by Purchaser. If Purchaser shall default in its obligation to purchase the Property pursuant to this Agreement, Purchaser agrees that Seller’s sole remedy shall be the right to have the Escrow Agent deliver the Earnest Money to Seller as liquidated damages to recompense Seller for time spent, labor and services performed, and the loss of its bargain. Purchaser and Seller agree that it would be impracticable or extremely difficult to affix damages if Purchaser so defaults and that the Earnest Money, together with the interest thereon, represents

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a reasonable estimate of Seller’s damages. Seller agrees to accept the Earnest Money as Seller’s total damages and relief hereunder if Purchaser defaults in its obligation to close hereunder, provided Seller shall additionally have a right to pursue Purchaser for damages for other breaches of this Agreement, including the indemnification obligations contained herein. If Purchaser does so default, this Agreement shall be terminated and Purchaser shall have no further right, title, or interest in or to the Property.
     8.2 Default by Seller. If Seller defaults in its obligation to sell and convey the Property to Purchaser pursuant to this Agreement, Purchaser may waive such default and proceed with the Closing, or Purchaser’s sole remedy shall be to obtain one or the other, but not both, of the following, at Purchaser’s election: (a) to terminate this Agreement, in which event Purchaser, as its sole remedy, shall be entitled to the return by the Title Company to Purchaser of the Earnest Money, or (b) to obtain specific performance if a court of competent jurisdiction determines that Seller is in default under this Agreement and that Purchaser has proven the other elements thereof, provided that any suit for specific performance must be brought within 30 days of Seller’s default, and, to the extent permitted by law, Purchaser hereby waives the right to bring suit at any later date. Notwithstanding the foregoing, in the event that the Seller breaches the provisions of Section 10.19 hereof, then Seller shall be entitled to obtain specific performance upon proof of Seller’s breach thereof. This Agreement confers no present right, title or interest in the Property to Purchaser and Purchaser agrees not to file a lis pendens or other similar notice against the Property except in connection with, and after, the proper filing of a suit for specific performance.
ARTICLE 9: EARNEST MONEY
     9.1 Investment and Use of Funds. The Escrow Agent shall invest the Earnest Money in government insured interest bearing accounts satisfactory to Purchaser and Seller, shall not commingle the Earnest Money with any funds of the Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. If the Closing under this Agreement occurs, the Escrow Agent shall apply the Earnest Money against the Purchase Price due Seller at Closing.
     9.2 Agreement Termination. Upon a termination of this Agreement, either party to this Agreement may give written notice to the Escrow Agent and the other party of such termination and the reason for such termination. Such request shall also constitute a request for the release of the Earnest Money in accordance with the terms of this Agreement. In the event of a dispute concerning the disbursement of the Earnest Money by either party in writing within 5 business days of the termination, then the Escrow Agent shall retain the Earnest Money until it receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Earnest Money, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.
     9.3 Interpleader. Seller and Purchaser mutually agree that in the event of any controversy regarding the Earnest Money, unless mutual written instructions are received by the Escrow Agent directing the disposition of the Earnest Money, the Escrow Agent shall not take

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any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Escrow Agent’s option, the Escrow Agent may interplead all parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Escrow Agent may recover all of its court costs and reasonable attorneys’ fees. Seller or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Escrow Agent, as well as the reasonable attorneys’ fees of the prevailing party in accordance with the other provisions of this Agreement.
     9.4 Liability of Escrow Agent. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Purchaser resulting from the Escrow Agent’s mistake of law respecting the Escrow Agent’s scope or nature of its duties. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees, incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.
ARTICLE 10: MISCELLANEOUS
     10.1 Parties Bound. Neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties.
     10.2 Confidentiality. Except as is necessary to comply with applicable laws, regulations, rules, orders or the like, public filings, and to those persons engaged in connection with this transaction who have a need to know, including attorneys, accountants, experts or consultants engaged by a party, investors and the like, neither party shall make any public announcement or disclosure of this Agreement or any information related to this Agreement to outside brokers or third parties, before or for a period of two years after the Closing, without the prior written consent of the other party. Purchaser shall not record this Agreement or any memorandum of this Agreement.
     10.3 Headings. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.
     10.4 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

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     10.5 Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Property is located.
     10.6 Letter of Intent. This Agreement supercedes that certain letter of intent (“Letter of Intent”) dated September 29, 2009 between Seller and an affiliate of Buyer except as referenced in Section 5.2.
     10.7 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree or otherwise.
     10.8 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property except for any confidentiality agreement binding on the parties, which shall not be superseded by this Agreement. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.
     10.9 Time. Time is of the essence in the performance of this Agreement.
     10.10 Attorneys’ Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including reasonable attorneys’ fees, expended or incurred in connection therewith.
     10.11 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Paragraph 1.1. Any such notices shall be either (a) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (b) sent by facsimile or email, with written confirmation by overnight or first class mail, in which case notice shall be deemed delivered upon receipt of confirmation of transmission of such facsimile notice, or (c) sent by personal delivery, in which case notice shall be deemed delivered upon receipt. Any notice sent by facsimile or personal delivery and delivered after 3:00 p.m. Denver, Colorado time shall be deemed received on the next business day. A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to the Purchaser shall be deemed given by Purchaser and notices given by counsel to the Seller shall be deemed given by Seller.
     10.12 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction — to the effect that any ambiguities are to be resolved against the drafting party — shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
     10.13 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the

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location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. Denver, Colorado time.
     10.14 Procedure for Indemnity. The following provisions govern actions for indemnity under this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.
     10.15 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.
     10.16 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     10.17 Limitation of Liability. Except as expressly set forth in Section 7.3 hereof with respect to the obligation of KPJV LLP, notice is hereby given that all persons dealing with Seller shall look to the assets of Seller for the enforcement of any claim against Seller, and none of the partners, trusts, trustees, plan participants, investors, and shareholders of Seller nor any of their officers, agents or employees assume any personal liability for obligations entered into by or on behalf of Seller. Except as expressly set forth in Section 2.6, Section 6.4, and a further obligation to pay to Seller an amount equal to the Earnest Money paid to Seller and subsequently tendered by Seller to Purchaser or Purchaser’s estate in bankruptcy pursuant to an order of a Bankruptcy Court, plus Seller’s cost and expenses, including reasonable attorney’s fees, incurred by Seller in connection with any proceeding or claim seeking a return of such Earnest Money after termination of this Agreement, if such claim is to avoid or rescind such payment to Seller as a voidable preference or fraudulent transfer in any bankruptcy action of Purchaser, all of which Brightpoint North America LP hereby agrees to be its direct obligations and covenants to pay to

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Seller, notice is hereby given that all persons dealing with Purchaser shall look to the assets of Purchaser for the enforcement of any claim against Purchaser, and none of the partners, trusts, trustees, plan participants, investors, and shareholders of Purchaser nor any of their officers, agents or employees assume any personal liability for obligations entered into by or on behalf of Purchaser.
     10.18 Internal Approval of Seller. The transactions under this agreement are subject to the approval of the investment committees of Seller and/or its members which shall occur, if at all by October 16, 2009 (the “Notice Date”). Seller may terminate this Agreement by written notice to Purchaser at any time on or before such Notice Date in the event that such approval has not been obtained. In the event of such termination Seller shall authorize the Escrow Agent to refund the Earnest Money to Purchaser, and neither party shall have any further rights or liabilities hereunder except for those provisions which survive the termination of this Agreement. If Seller does not so notify Purchaser on or before the Notice Date, this condition shall be deemed to be waived.
     10.19 Exclusivity. In consideration of the time and expense expended by Purchaser in connection with its due diligence and inspections of the Property and the preparation and execution of this Agreement, Seller hereby agrees that until the earliest of (a) the termination of this Agreement other than a termination by Seller in order to sell the Property to a third party, (b) the Closing, or (c) October 30, 2009, that neither Seller nor its agents or representatives shall (I) show the Property, (II) negotiate for or accept any offers to purchase the Property or any part thereof from any person other than Purchaser, or (III) provide any Property Information to any prospective purchaser of the Property.
[remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

“Seller”

KPJV 501 AIRTECH PARKWAY LP, a Delaware limited partnership

By:	KPJV GenPar, LLC, a Delaware limited liability
company, its general partner

By:	KPJV, LLP, a Delaware limited liability
partnership, its sole member

By:	Keystone KPJV, LP, a Delaware limited
Partnership, its managing partner

By:	Keystone KPJV, LLC, a Delaware limited liability
company, its general partner

By:	ProLogis Six Rivers Limited Partnership, with
respect to its Fraser Business, a Delaware
series limited partnership, its sole Member

By:	ProLogis Fraser Six Rivers GP, LLC, a Delaware
limited liability company, the general partner
of its Fraser Business

By:	ProLogis Fraser, L.P., a Delaware limited
partnership, its sole member

By:	ProLogis Fraser GP LLC, a Delaware limited
liability company, its general partner

By:	ProLogis, a Maryland real estate investment
trust, its sole member

By:	/s/ David Grawemeyer
Name:	David Grawemeyer
Title:	Managing Director and Deputy General Counsel

Date: October 16, 2009

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KPJV LLP hereby executes this Agreement for the purpose of affirming its obligation set forth in Section 7.3 hereof.

KPJV, LLP, a Delaware limited liability partnership

By:	Keystone KPJV, LP, a Delaware limited
Partnership, its managing partner

By:	Keystone KPJV, LLC, a Delaware limited liability
company, its general partner

By:	ProLogis Six Rivers Limited Partnership, with
respect to its Fraser Business, a Delaware
series limited partnership, its sole Member

By:	ProLogis Fraser Six Rivers GP, LLC, a Delaware
limited liability company, the general partner
of its Fraser Business

By:	ProLogis Fraser, L.P., a Delaware limited
partnership, its sole member

By:	ProLogis Fraser GP LLC, a Delaware limited
liability company, its general partner

By:	ProLogis, a Maryland real estate investment
trust, its sole member

By:	/s/ David Grawemeyer
Name:	David Grawemeyer
Title:	Managing Director and Deputy General Counsel

Date: October 16, 2009

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“Purchaser”

501 AIRTECH PARKWAY, LLC, an Indiana limited liability company

By: /s/ Anthony W. Boor

Name: Anthony W. Boor
Date: October 16, 2009	Title: EVP, CFO, and Treasurer
Brightpoint North America, LP hereby executes this Agreement for the purpose of affirming its obligations set forth in Sections 2.6, 6.4 and 10.17, the representation in Section7(e), and the waiver and release set forth in Section 2.5 hereof.

BRIGHTPOINT NORTH AMERICA, L.P., a Delaware limited liability company

By: /s/ Anthony W. Boor

Name: Anthony W. Boor
Date: October 16, 2009	Title: EVP, CFO, and Treasurer

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Escrow Agent has executed this Agreement in order to confirm that Escrow Agent shall act as escrowee with respect to and hold in escrow the Earnest Money and the interest earned thereon, and shall disburse the Earnest Money and the interest earned thereon, pursuant to the provisions of Article 9.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By: /s/ Darren W. Hone

Name: Darren W. Hone
Date: October 16, 2009	Title: Vice President

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EXHIBIT A
LEGAL DESCRIPTION OF THE REAL PROPERTY

A-

EXHIBIT B
FORM OF DEED

This instrument prepared by, and after recording, return to:

This area reserved for use by Recorder.
SPECIAL WARRANTY DEED
     This Special Warranty Deed (this “Deed”) is made as of the ___ day of October, 2009, by KPVJ 501 AIRTECH PARKWAY, LP, a Delaware limited partnership having an office at 4545 Airport Way, Denver, Colorado 80239 (the “Grantor”), to 501 AIRTECH PARKWAY, LLC, an Indiana limited liability company having an office at 501 Airtech Parkway, Plainfield, Indiana 46168 (the “Grantee”).
     Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, conveys to Grantee with the special warranty covenants described herein, all of its estate, right, title, interest, claim, and demand in and to that certain real property situated in the County of Hendricks and State of Indiana, and which is legally described on Exhibit A attached hereto and incorporated herein (the “Property”), together with all hereditaments and appurtenances pertaining to such Property, and the reversion and reversions, remainder and remainders, rents, issues, and profits thereof, and all estate, right, title, interest, claim and demand whatsoever of Grantor in and to such Property, TO HAVE AND TO HOLD forever.
     Grantor warrants that title to the Property is good, indefeasible in fee simple, and free from any encumbrances arising by, through, or under Grantor, except for those Permitted Exceptions described on Exhibit B attached hereto and incorporated herein.

B-

     This Instrument was prepared by                                         . I affirm, under penalties for perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law.

[Remainder of page intentionally left blank].

B-

     IN WITNESS WHEREOF, Grantor has caused this Deed to be executed and delivered as of the date first written above.

GRANTOR:

KPVJ 501 AIRTECH PARKWAY, LP, a Delaware limited partnership

By:	KPJV GenPar, LLC,
a Delaware limited liability company,
its general partner

By:	KPJV, LLP,
a Delaware limited liability partnership,
its sole member

By:	Keystone KPJV, LP,
a Delaware limited partnership,
its managing partner

By:	Keystone KPJV, LLC,
a Delaware limited liability company,
its general partner

By:	ProLogis Six Rivers Limited Partnership,
with respect to its Fraser Business,
a Delaware series limited partnership,
its sole member

By:	ProLogis Fraser Six Rivers GP, LLC,
a Delaware limited liability company,
the general partner of its Fraser Business

By:	ProLogis Fraser, L.P.,
a Delaware limited partnership,
its sole member

By:	ProLogis Fraser GP LLC,
a Delaware limited liability company,
its general partner

By:	ProLogis,
a Maryland real estate investment trust, its
sole member

By:

Printed Name:
Its:

B-

STATE OF	)
	)	SS
COUNTY OF	)
     I hereby certify that                                          , the                                           of PROLOGIS, a Maryland real estate investment trust, appeared before me this                       day of                      , 2009 and acknowledged the foregoing instrument on behalf of said entities.

Printed Name:

Notary Public
Commission Expires:

B-

EXHIBIT A
LEGAL DESCRIPTION
[To be inserted].
COMMON ADDRESS:                                                                                                                               .
Key No.:
Parcel No.:
Mail Future Tax Bills To:
501 AIRTECH PARKWAY, LLC
c/o BRIGHTPOINT, INC.
7365 Interactive Way, Suite 200
Indianapolis, IN 46278
Attn: Chief Financial Officer

B-

EXHIBIT B
PERMITTED EXCEPTIONS

B-

EXHIBIT C
ASSIGNMENT OF LEASE AND BILL OF SALE
     This instrument is executed and delivered as of the                      day of                     , 200___ pursuant to that certain Purchase and Sale Agreement (“Agreement”) dated                     , 200 ___, by and between KPJV 501 AIRTECH PARKWAY LP, a Delaware limited partnership (“Seller”), and                     , a                      (“Purchaser”), covering the real property described in Exhibit A attached hereto (“Real Property”).
     1. Sale of Personalty. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Purchaser the following (the “Personal Property”):
     (a) Tangible Personalty. All of Seller’s right, title and interest, if any, in and to all the furniture, fixtures, equipment and other tangible personal property owned by Seller and located in or on the Real Property except any such personal property belonging to the tenant under the Lease or the management agent; and
     (b) Intangible Personalty. All the right, title and interest of Seller, if any, in and to assignable licenses and permits relating to the operation of the Property, assignable guaranties and warranties from any contractor, manufacturer or other person in connection with the construction or operation of the Property, and the right to use the name of the Property (if any), but specifically excluding any right, title or interest of Seller in any trademarks, service marks and trade names of Seller and with reservation by Seller to use such name in connection with other property owned by Seller in the vicinity of the Property.
     2. Assignment. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Purchaser, and Purchaser hereby accepts all of the landlord’s right, title and interest in and to the Lease between Airtech Parkway Associates, LLC (predecessor in interest to Seller) and Brightpoint North America, Inc. dated September 18, 1998, as amended by that certain First Amendment to Lease between First Point Associates, LLC (predecessor to Seller) and Brightpoint North America L.P. dated September 28, 2001, (“Lease”).
     3. Assumption. Purchaser hereby assumes the obligations of Seller under the Lease arising from and after the Closing Date and shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses and attorneys’ fees incurred by Seller by reason of the failure of Purchaser to fulfill, perform, discharge and observe its obligations with respect to the Lease arising from and after the Closing Date.
     4. Warranty of Title to Lease. Seller warrants that it has not assigned the Lease to any other person or entity.
     5. Agreement Applies. The covenants, agreements, disclaimers, representations, warranties, indemnities and limitations provided in the Agreement with respect to the Property (including, without limitation, the limitations of liability provided in the Agreement), are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Assignee and Assignor and their respective successors and assigns.

C-

     6. Limitation of Liability. Notice is hereby given that all persons dealing with Seller or Purchaser shall look to the assets of Seller or Purchaser, respectively for the enforcement of any claim against such party, as none of the partners, trusts, trustees, plan participants, investors, and shareholders of such party or any of their officers, agents or employees assume any personal liability for obligations entered into by or on behalf of such party.

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     IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date written above.

“Seller” KPJV 501 AIRTECH PARKWAY LP, a Delaware limited partnership
By:	KPJV GenPar, LLC, a Delaware limited liability
company, its general partner

By:	KPJV, LLP, a Delaware limited liability
partnership, its sole member

By:	Keystone KPJV, LP, a Delaware limited
Partnership, its managing partner

By:	Keystone KPJV, LLC, a Delaware limited liability
company, its general partner

By:	ProLogis Six Rivers Limited Partnership, with
respect to its Fraser Business, a Delaware
series limited partnership, its sole Member

By:	ProLogis Fraser Six Rivers GP, LLC, a Delaware
limited liability company, the general partner
of its Fraser Business

By:	ProLogis Fraser, L.P., a Delaware limited
partnership, its sole member

By:	ProLogis Fraser GP LLC, a Delaware limited
liability company, its general partner

By:	ProLogis, a Maryland real estate investment
trust, its sole member

By:
Name:
Title:

PURCHASER: 501 AIRTECH PARKWAY, LLC
By:
Name:
Title:

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[Subject to Further Discussion]
EXHIBIT D
FORM OF OWNER’S AFFIDAVIT

State of	)
to wit:
County of	)
The undersigned, KPJV 501 AIRTECH PARKWAY LP, a Delaware limited partnership (“Seller”), being duly sworn according to law, deposes and says:
1.	Attached hereto and made a part hereof as Exhibit A is the current rent roll for the property known as 501 Airtech Parkway, Plainfield, Indiana (“Property”).
2.	[To be updated as of Closing] There are no unpaid bills or claim for labor or services performed or materials furnished or delivered by or on behalf of Seller during the last one hundred twenty (120) days for alterations, repair, work, or new construction on the Property, except: (if none, state “NONE”).

This Affidavit is solely for the benefit of Fidelity National Title Insurance Company (“Company”) and no other person or entity shall have the right to rely on this Affidavit or be a third party beneficiary hereof. This Affidavit shall survive the closing of the purchase and sale of the Property for a period of one hundred eighty (180) days. After the expiration of such one hundred eighty (180) day period, the Company shall have no rights or remedies against Seller for any matter arising out of this Affidavit or the Property.

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“Seller” KPJV 501 AIRTECH PARKWAY LP, a Delaware limited partnership
By:	KPJV GenPar, LLC, a Delaware limited liability
company, its general partner

By:	KPJV, LLP, a Delaware limited liability
partnership, its sole member

By:	Keystone KPJV, LP, a Delaware limited
Partnership, its managing partner

By:	Keystone KPJV, LLC, a Delaware limited liability
company, its general partner

By:	ProLogis Six Rivers Limited Partnership, with
respect to its Fraser Business, a Delaware
series limited partnership, its sole Member

By:	ProLogis Fraser Six Rivers GP, LLC, a Delaware
limited liability company, the general partner
of its Fraser Business

By:	ProLogis Fraser, L.P., a Delaware limited
partnership, its sole member

By:	ProLogis Fraser GP LLC, a Delaware limited
liability company, its general partner

By:	ProLogis, a Maryland real estate investment
trust, its sole member

By:
Name:
Title:

Subscribed and sworn to before me this                      day of October, 2009.

Notary Public

My Commission Expires:

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EXHIBIT E
PARTICIPATING PLANS
Active Participants For Quarter Ending 12/31/2009
New participants were added on 10/01/2009

Merc Acct	Name
20-46-004-6784139	AFL-CIO Staff Retirement Plan
20-46-004-6788222	Annuity Plan of the Electrical Industry
20-46-004-6785185	Asbestos Workers Local No. 23 Pension Fund
20-46-004-6785258	Asbestos Workers Local Union 96 Pension Fund
20-46-004-6788280	Atlanta Plumbers and Steamfitters Pension Fund
20-46-004-6809852	Automotive Machinists Pension Trust
20-46-004-6785224	BAC Local Union 15 Pension Fund
20-46-004-6809315	BAC Local No. 4 Pension Fund
20-46-004-6786482	Bakery and Confectionery Union and Industry International Pension Fund
20-46-004-6809593	Bi-State Development Agency / Division 788 Amalgamated Transit Union Master Trust
20-46-004-6784121	Bricklayers and Trowel Trades International Pension Fund
20-46-004-6785208	Bricklayers Local #8 of Illinois & Employers Pension Plan
20-46-004-6784236	Bricklayers of Indiana Retirement Plan
20-46-004-6785266	Bricklayers Pension Fund of Western Pennsylvania
20-46-004-6788688	Bricklayers Union Local No. 6 of Indiana Pension Fund
20-46-004-6784155	Bridge and Iron Workers Staff Retirement Plan
20-46-004-6810364	Building Trades United Pension Trust Fund Milwaukee & Vicinity
20-46-004-6786539	California Public Employees Retirement System
20-46-004-6810209	Carpenter’s Annuity Trust Fund of Northern California
20-46-004-6788303	Carpenters Labor Management Pension Fund
20-46-004-6787195	Carpenters Local #496 Pension Trust Fund
20-46-004-6787048	Carpenters Pension Fund of Illinois
20-46-004-6810194	Carpenter’s Pension Fund of Northern California
20-46-004-6787624	Carpenters’ Pension Trust Fund of St. Louis
20-46-004-6787098	Cascade Pension Trust Fund
20-46-004-6787616	Cement Masons Locals 886 & 404 Pension Fund
20-46-004-6809585	Cement Masons Union Local No. 502 Pension Fund
20-46-004-6809501	Centennial State Carpenters’ Pension Trust Fund
20-46-004-6810225	Central Laborers’ Annuity Fund
20-46-004-6809357	Chicago Painters & Decorators Pension Fund
20-46-004-6809331	Construction Workers Pension Trust Fund Lake County & Vicinity
20-46-004-6787755	CWA-ITU Negotiated Pension Plan
20-46-004-6809616	Deferred Salary Plan of the Electrical Industry
20-46-004-6810178	Detroit Free Press Inc. Newspaper Guild of Detroit Pension Plan
20-46-004-6784202	Eighth District Electrical Pension Fund
20-46-004-3419707	Electrical Workers Local No. 26 Pension Trust Fund
20-46-004-6788646	Electrical Workers Local No. 292 Defined Contribution and 401(k) Plan
20-46-004-6809323	Electrical Workers Local No. 292 Pension Plan
20-46-004-6787145	Electrical Workers Pension Fund, Local 103, IBEW
20-46-004-3419692	Electricians’ Salary Deferral Plan

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Merc Acct	Name
20-46-004-6785842	Fort Wayne Public Transportation Corporation Retirement Plan
20-46-004-6809690	Glaziers Local No. 27 Pension Fund
20-46-004-6785313	Glaziers Local Union No. 558 Pension Fund
20-46-004-6810152	Greenville Plumbers and Pipefitters Pension Fund
20-46-004-3420586	Hawaii Laborers Annuity Fund
20-46-004-6787713	Hawaii Laborers Pension Trust Fund
20-46-004-6809103	Hotel and Restaurant Employees Local 25 and Hotel Association of Washington, D.C. Pension Fund
20-46-004-6787917	IBEW #481 Money Purchase Pension Plan & Trust
20-46-004-6785672	IBEW Local #141 Profit-Sharing Plan
20-46-004-6787056	IBEW Local #380 Pension Plan
20-46-004-6788599	IBEW Local 117 Pension Fund
20-46-004-6809048	IBEW Local 131 Pension Plan
20-46-004-6785834	IBEW Local 1922 Pension Fund
20-46-004-6788701	IBEW Local 43 and Electrical Contractors Pension Fund
20-46-004-6784244	IBEW Local 595 Money Purchase Plan
20-46-004-6784228	IBEW Local 673 Pension Fund
20-46-004-6809608	IBEW Local No. 38 Pension Fund
20-46-004-6809420	IBEW Local Union #226 Open End Pension Trust Fund
20-46-004-6810398	IBEW Local Union 1579 Pension Plan
20-46-004-3418620	IBEW Local Union No. 915 Pension-Annuity Fund
20-46-004-6788206	IBEW Local Union No. 99 Annuity Plan
20-46-004-6788191	IBEW Local Union No. 99 Retirement Plan
20-46-004-6786521	Indiana State Council of Carpenters Pension Fund
20-46-004-6785850	Inland Refrigeration & Air Conditioning Trust Fund
20-46-004-6786505	International Association Of Full-Time Salaried Officers and Employees of Outside Local Unions and District Councils Pension Plan
20-46-004-6810217	International Brotherhood of Firemen & Oilers, Local No. 7 Pension Trust Fund
20-46-004-6809747	International Brotherhood of Firemen and Oilers National Pension Fund
20-46-004-6787129	International Brotherhood of Painters and Allied Trades Union Pension Plan
20-46-004-6788858	International Foundation of Employee Benefit Plans Pension Plan for Hourly Employees
20-46-004-6788866	International Foundation of Employee Benefit Plans Pension Plan for Salaried Employees
20-46-004-6809488	International Longshoremen’s Association (AFL-CIO) Employers Pension Fund, SE Florida Ports
20-46-004-6785127	Iron Worker Local Number 498 Pension Plan
20-46-004-6788719	Iron Workers’ Mid-America Pension Fund
20-46-004-6785606	Iron Workers Pension Plan of Western Pennsylvania
20-46-004-6809218	Ironworkers District Council of New England Pension Fund
20-46-004-6787941	IUE AFL-CIO Pension Fund
20-46-004-6809640	IUPAT Industry Annuity Plan
20-46-004-6788581	Jacksonville Plumbers and Pipefitters Pension Fund
20-46-004-6787682	Kansas Construction Trades Open End Pension Trust Fund
20-46-004-6785525	Kentucky State District Council of Carpenters Pension Trust Fund

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Merc Acct	Name
20-46-004-6809137	Laborers’ District Council Construction Industry Pension Fund
20-46-004-6788743	Laborers’ District Council, Pension and Disability Trust Fund No. 3
20-46-004-6788125	Laborers’ Pension Fund
20-46-004-6785614	LIUNA Staff & Affiliates Pension Fund
20-46-004-6809682	Local 138 IUOE Annuity Fund
20-46-004-6787137	Local 68 Engineers Annuity Fund
20-46-004-6788060	Local 68 IUOE Pension Fund
20-46-004-6788036	Local 705 IBT Pension Trust Fund
20-46-004-3420578	Local No. 1, IBEW, Pension Benefit Trust Fund
20-46-004-6788230	Maryland Electrical Industry Pension Fund
20-46-004-3418604	Masons and Plasterers Pension Plan Local 56 Dupage County
20-46-004-3417577	Massachusetts Bay Transportation Authority Retirement Fund
20-46-004-6809365	Massachusetts Service Employees Pension Fund
20-46-004-6788256	Milwaukee Drivers Pension Trust Fund
20-46-004-6787608	Minneapolis Painting Industry Pension Plan
20-46-004-6809349	Minnesota and North Dakota Bricklayers & Allied Craftworkers Pension Fund
20-46-004-6788549	Motion Picture Industry Individual Account Plan
20-46-004-6809404	Motion Picture Laboratory Technicians and Film Editors Local 780 IATSE Pension Fund
20-46-004-6809111	Municipal Employees’ Annuity & Benefit Fund of Chicago
20-46-004-6784252	National Automatic Sprinkler Industry Pension Fund
20-46-004-6784171	National Electrical Annuity Plan
20-46-004-6810403	National Football League Players Association Defined Benefit Plan
20-46-004-6784210	National Roofing Industry Pension Fund
20-46-004-6787006	NECA-IBEW Local 176 Pension Fund
20-46-004-6788078	NECA-IBEW Local 364 Defined Contribution Pension Fund
20-46-004-6787014	NECA-IBEW Pension Trust Fund
20-46-004-6809860	New Jersey Education Association Employees Retirement Plan
20-46-004-6788028	New York City District Council of Carpenters Pension Fund
20-46-004-6809577	Northern Illinois Pension Fund
20-46-004-6810144	Nursing Home and Healthcare Employees of Philadelphia and Vicinity Pension Plan
20-46-004-6786513	Ohio Local No. 1 Operating Plasterers and Cement Masons Pension Fund and Plan
20-46-004-6785135	Omaha Construction Industry Pension Plan
20-46-004-6809080	Operating Engineers Local 57 Pension Fund
20-46-004-6787585	Painters & Allied Trades District Council #35 Pension Fund
20-46-004-6809462	Painters District Council #2 Pension Trust
20-46-004-6785703	Pension and Annuity Plans of the Bricklayers Pension Fund
20-46-004-6785517	Pension Fund Technical Engineering Division, Local 130, U.A.
20-46-004-6786995	Pension Hospitalization Benefit Plan of the Electrical Industry Pension Trust Fund
20-46-004-6785711	Pension Plan for Employees of the California Labor Federation, AFL-CIO
20-46-004-6809470	Plasterers’ & Cement Masons’ Local 40 Pension Fund
20-46-004-6810186	Plumbers & Pipefitters Local No. 333 Pension Fund
20-46-004-6785232	Plumbers & Steamfitters Local 137 Pension Plan

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Merc Acct	Name
20-46-004-6784189	Plumbers and Pipefitters National Pension Fund
20-46-004-6810380	Plumbers And Steamfitters Local #118 Kenosha Unit Pension Plan
20-46-004-6809844	Plumbers and Steamfitters Local 102 Pension Fund
20-46-004-6787080	Plumbers Local #8 Pension Plan
20-46-004-6788010	Plumbers’ Pension Fund, Local 130, U.A.
20-46-004-6809161	Rhode Island Carpenters Pension Fund
20-46-004-6809496	Rockford Area Dairy Industry, Local 754 IBT Retirement Pension Plan
20-46-004-6787593	Rodman Local Union 201 Pension Fund
20-46-004-6787933	Roofers’ Pension Fund
20-46-004-6786979	Roofers Union Local 33 Pension Fund
20-46-004-6787501	San Francisco Culinary, Bartenders & Service Employees Pension Fund
20-46-004-6809713	SEIU Local No. 4 Pension Fund
20-46-004-6784163	Service Employees International Union Master Pension Trust
20-46-004-6785680	Sheet Metal Workers Local #33 Youngstown Pension Fund
20-46-004-6785347	Sheet Metal Workers Local 10 Pension Fund
20-46-004-3418599	Sheet Metal Workers Local 224 Pension Plan
20-46-004-3418612	Sheet Metal Workers Local 33 Youngstown District Annuity Fund
20-46-004-6809739	Sheet Metal Workers Local 36 Pension Fund
20-46-004-6788044	Sheet Metal Workers’ Local Union No.100 Washington DC Area Pension Fund
20-46-004-6786987	Sheet Metal Workers’ Pension Fund of Local Union #19
20-46-004-6809381	Southern Electrical Retirement Fund
20-46-004-6785729	Southern Illinois Laborers and Employers Annuity
20-46-004-6788002	Southern Nevada Culinary & Bartenders Pension Trust
20-46-004-6787894	Southwest Ohio District Council of Carpenters-Dayton-Pension Plan
20-46-004-6784197	Stationary Engineers Local No. 39 Pension Plan
20-46-004-6810372	Teamsters Local Union No. 727 Pension Fund
20-46-004-6785698	Toledo Painters and Allied Trades Pension Plan
20-46-004-6809412	Toledo Roofers Local No. 134 Pension Plan
20-46-004-3417616	Transit Employees Retirement Plan
20-46-004-6809721	Truck Drivers & Helpers Local Union No. 355 Retirement Pension Plan
20-46-004-6787705	Twin City Carpenters & Joiners Pension Fund
20-46-004-6788557	Twin City Pipe Trades Pension Trust
20-46-004-6809878	UA Locals 63/353 Joint Pension Trust Fund
20-46-004-6786490	UFCW International Union Pension Plan for Employees
20-46-004-3419812	UNITE HERE National Retirement Fund
20-46-004-6809098	UNITE Staff Retirement Plan
20-46-004-6788141	United Mine Workers of America, International Pension Trust
20-46-004-6787909	UNITE-HERE Pension Fund
20-46-004-6788484	West Michigan Plumbers, Fitters and Service Trades Local Union No. 174-Pension Plan and Trust
20-46-004-6785274	Will County Local 174 Carpenters Pension Plan
20-46-004-6785509	Wisconsin Laborers Pension Plan
20-46-004-6809153	Worcester Plumbers & Pipefitters Local Union No 4 Pension Plan
Total Number of Active Participants164
Thursday, October 01, 2009

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